Carisma Therapeutics Appoints Moderna CSO of External Research Ventures, Lin Guey, to Scientific Advisory Board PHILADELPHIA – February 7, 2023 – Carisma Therapeutics Inc., a clinical stage biopharmaceutical company focused on discovering and developing innovative immunotherapies, announced the appointment of Lin Guey, PhD to the company’s Scientific Advisory Board (SAB). Dr. Guey is a leading expert in mRNA therapeutics and oversees Moderna’s partnership with Carisma to develop in vivo CAR-M therapies. Dr. Guey brings nearly 15 years of drug development experience in program leadership, research and nonclinical development. Prior to joining Moderna, Dr. Guey served in senior leadership roles for Tessera, Xilio, Shire, and Pfizer. Dr. Guey received her PhD in Statistics and BS in Mathematics from Stony Brook University. The addition of Dr. Guey to the company’s SAB follows the strategic collaboration agreement between Carisma and Moderna to discover, develop and commercialize in vivo engineered chimeric antigen receptor myeloid cells (CAR-M) therapeutics for the treatment of cancer. Carisma’s CAR-M technology is currently being evaluated with Moderna’s mRNA and LNP technologies to generate and develop in vivo CAR-M therapeutics, which offer the potential for an off-the-shelf treatment that uses the patient’s own cells. Clinical data presented at the SITC Annual Meeting in November 2022 for Carisma’s lead anti-HER2 CAR-M demonstrated a favorable safety profile and early validation of the CAR-M mechanism of action, including detection within the tumor microenvironment (TME), remodeling and activation of the TME, and induction of anti-tumor adaptive immunity. “Dr. Guey’s expertise in mRNA and LNP technologies will be instrumental in our work with in- vivo engineered myeloid cells,” said Steven Kelly, Carisma President and CEO. “We are thrilled to be working with Dr. Guey as we work to advance multiple programs through pre-clinical development, and realize the potential of this exciting new approach to treating cancer.” About Carisma Therapeutics Carisma Therapeutics Inc. is a biopharmaceutical company dedicated to developing a differentiated and proprietary cell therapy platform focused on engineered macrophages, cells that play a crucial role in both the innate and adaptive immune response. The first applications of the platform, developed in collaboration with the University of Pennsylvania*, are autologous chimeric antigen receptor (CAR)-macrophages for the treatment of solid tumors. Carisma Therapeutics is headquartered in Philadelphia, PA. For more information, please visit carismatx.com. *Carisma Therapeutics has licensed certain Penn-owned intellectual property from the University of Pennsylvania, and Penn’s Perelman School of Medicine receives sponsored research and clinical trial funding from the company. Penn may also be entitled to receive additional financial benefits from technologies licensed and optioned to Carisma Therapeutics in the future. In addition, Penn is a co-founder of the company and holds equity interests in Carisma Therapeutics. Media Contact:

Julia Stern (763) 350-5223 jstern@realchemistry.com Important Additional Information In connection with the proposed transaction between Carisma and Sesen Bio, Sesen Bio filed with the SEC a registration statement on Form S-4 (as amended, the registration statement) that includes a proxy statement of Sesen Bio and also constitutes a prospectus of Sesen Bio with respect to shares of Sesen Bio common stock to be issued in the proposed transaction (proxy statement/prospectus). The definitive proxy statement/prospectus was mailed to Sesen Bio stockholders on or about January 24, 2023. Sesen Bio may also file other relevant documents regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS, INCLUDING THE REGISTRATION STATEMENT, THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, AND ALL OTHER RELEVANT DOCUMENTS THAT ARE OR WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THESE MATERIALS, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders are able to obtain the definitive proxy statement/prospectus and other documents that are filed or will be filed by Sesen Bio with the SEC free of charge from the SEC’s website at www.sec.gov or from Sesen Bio at the SEC Filings section of www.sesenbio.com. No Offer or Solicitation This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, a public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone or internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction. Participants in the Solicitation Sesen Bio and Carisma and their respective directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Sesen Bio’s directors and executive officers is available in Sesen Bio’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, its definitive proxy statement dated April 28, 2022 for its 2022 Annual Meeting of Stockholders and its Current Report on Form 8-K filed with the SEC on August 31, 2022. Other information regarding the participants in the proxy solicitation and a description of their interests in the proposed transaction, by security holdings or otherwise, is included in the definitive proxy statement/prospectus and other relevant materials that are or will be filed with the SEC regarding the proposed transaction. Investors should read the definitive proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Sesen Bio or the SEC’s website as indicated above.